DYNASIL CORPORATION OF AMERICA
                 2010 Stock Incentive Plan
          Approved By Board on: November 18, 2009
   Anticipated Approved By Stockholders: February 3, 2010
      Estimated Termination Date: February 2, 2020


1. General.

 (a)   Eligible Recipients. The persons eligible to  receive
Options or shares of Common Stock are Employees, Directors and Consultants.

 (b) Available Options and Stock. The Plan provides for the grant of Incentive Stock Options, Nonstatutory Stock Options and shares of Common Stock, whether newly issued or to replace previous grants or intended grants.

 (c) General Purpose. The Company, by means of the Plan, seeks to secure and/or retain for itself or any Affiliate the services of the persons eligible to receive Options or shares of Common Stock as set forth in Section l(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock.

2. Administration.

 (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in
Section 2(c).

 (b) Powers of Board. The Board shall have the power, subject to and within the limitations of, the express provisions of the Plan:

   (i)  To  determine from time to time (A)  which  of  the
persons eligible under the Plan shall be granted Options or
receive  shares  of  Common Stock; (B) when  and  how  each
Option  shall be granted or shares of Common Stock  issued;
(C)  what  type or combination of types of Option shall  be
granted   or  shares  of  Common  Stock  issued;  (D)   the
provisions of each Option granted or share of Common Stock issuance (which need not be identical), including the time or times when a person shall be permitted to receive Common
Stock pursuant to an Option; (E) the number of shares of Common Stock with respect to which an Option shall be granted or shares may be issued to each such person; and
(F) whether and the extent to which Options granted or shares of Common Stock issued hereunder shall be granted or issued in replacement for grants or issuances under any plan previously adopted by the Company.

   (ii)  To  construe  and interpret the Plan  and  Options
granted or shares issued under it, and to establish,  amend
and  revoke  rules and regulations for its  administration.
The  Board, in the exercise of this power, may correct  any
defect,  omission, inconsistency or ambiguity in the  Plan,
any  Option  Agreement  or Stock Issuance  Agreement  in  a
manner   and   to  the  extent  it  shall  deem  necessary,
desirable, advisable or expedient to make the Plan, Option or share issuance fully effective.

   (iii) To settle all controversies regarding the Plan and the Options granted or shares of Common Stock issued under it.

   (iv) To accelerate the time at which an Option may first
be exercised or the time during which an Option or any part
thereof or any share issuance will vest in accordance  with
the  Plan,  notwithstanding the provisions  in  the  Option
stating the time at which it may first be exercised or  the
time   during  which  it  will  vest  or  in  corresponding
provisions of a Stock Issuance Agreement.

   (v)  To  suspend  or  terminate the Plan  at  any  time;
provided, however, that suspension or termination of the Plan shall not impair rights and obligations under any Option granted or shares of Common Stock issued while the Plan is in effect except with the written consent of the affected Optionholder or stockholder.

   (vi)  To  amend the Plan in any respect the Board  deems
necessary,  desirable,  advisable or expedient,  including,
without limitation, relating to Incentive Stock Options and
certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Options granted under
the   Plan  into  compliance  therewith,  subject  to   the
limitations, if any, of applicable law. However, except  as
provided   in   Section  9(a)  relating  to  Capitalization
Adjustments, stockholder approval shall be required for any
amendment  of  the Plan that (A) materially  increases  the
number  of  shares of Common Stock available  for  issuance
under  the  Plan,  (B)  materially  expands  the  class  of
individuals eligible to receive Options or shares of Common
Stock under the Plan, (C) materially increases the benefits
accruing to Optionholders or recipients of shares of Common
Stock  under  the Plan or materially reduces the  price  at
which  shares  of Common Stock may be issued  or  purchased
under  the Plan, or (D) materially extends the term of  the
Plan, but only to the extent required by applicable law  or
listing   requirements.  Except  as  provided  in   Section
2(b)(viii), rights under any Option granted or shares of Common Stock issued before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Company requests and obtains the written consent of the affected
Optionholder or recipient of shares of Common Stock.

   (vii)   To   submit  any  amendment  to  the   Plan   for
stockholder   approval,  including,  but  not  limited   to,
amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options or (iii) Rule 16b-3.

   (viii)  To amend the terms of any one or more Options  or
issuance  of  shares  of Common Stock,  including,  but  not limited to, amendments to provide terms more favorable  than
previously  provided  in  the  Option  Agreement  or   Stock
Issuance Agreement, subject to any specified limits  in  the
Plan  that  are  not  subject to Board discretion;  provided however,  that, the rights under any Option or stock  option issuance shall not be impaired by any such amendment  unless the  Company requests and obtains the written consent of the affected  Optionholder  or recipient  of  shares  of  Common
Stock.   Notwithstanding  the  foregoing,  subject  to   the
limitations of applicable law, if any, and without the affected Optionholder's or stockholder's consent, the Board may amend the terms of any one or more Options or share issuances if necessary to maintain the qualified status of an Option as an Incentive Stock Option or to bring an Option or share issuance into compliance with Code Section 409A (or any other provision of the Code) and the related guidance thereunder.

  (ix)  Generally, to exercise such powers and  to  perform
such   acts   as  the  Board  deems  necessary,  desirable,
advisable or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan, Options or share issuances.

  (x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

 (c)  Delegation to Committee.

  (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

  (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with
Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Options or issue shares of Common Stock to eligible persons who are either not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or issuance or not persons with respect to whom the Company wishes to comply with Section 162(m) if the Code or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant
Options or issue shares of Common Stock to eligible persons who are not then subject to Section 16 of the Exchange Act.

 (d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options or shares of Common Stock and the terms thereof and (ii) determine the number of shares of Common Stock to be subject to Options granted or share issuances to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted or shares issued by such Officer and that such Officer may not grant an Option or issue shares to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(s)(ii) below.

 (e) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

 (a) Share Reserve. Subject to the provisions of Section 8(a) relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Options or share issuances after the Effective Date shall not exceed 6,000,000 shares, including Options or share issuances granted or made in replacement for grants or issuances or purported grants or issuances under any previous plan adopted by the Company. For clarity, the limitation in this subsection 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Furthermore, if an Option or share issuance expires or otherwise terminates without having been exercised in full, such expiration or termination shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan.

 (b) Return to Reserve. If any shares of Common Stock issued pursuant to an Option or share issuance are forfeited back to the Company because of the failure to meet a contingency
or   condition   required  to  vest  such  shares   in   the
Optionholder or intended stockholder, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Any shares withheld by the Company pursuant to Section 7(g) or as acquired as consideration for the exercise of an Option or issuance of shares shall again become available for issuance under the Plan.

 (c)   Section 162(m) Limitation on Annual Grants. Subject  to  the
provisions   of  Section  9(a)  relating  to  Capitalization
Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options or share issuances where the exercise or purchase price is less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Option is granted or shares are authorized for issuance.

 (d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired
Common Stock, including shares repurchased by the Company.

4. Eligibility.

 (a) Eligibility for Specific Options. Incentive Stock Options may be granted only to Employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Code Section 424(e) and (f)). Nonstatutory Stock Options may be granted and shares of Common Stock may be issued to Employees, Directors and Consultants.

 (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

 (c) Consultants. A Consultant shall be eligible for the grant of an Option or issuance of shares of Common Stock only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5. Option Provisions.

 Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

 (a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

 (b)   Exercise Price. Subject to the provisions of  Section
4(b)  regarding Ten Percent Stockholders, the exercise price of  each  Option shall be not less than one hundred  percent
(100%)  of the Fair Market Value of the Common Stock subject
to   the   Option  on  the  date  the  Option  is   granted.
Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

 (c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

  (i) by cash, check, bank draft or money order payable to the Company;

  (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

  (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

  (iv) by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Optionholder to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, farther, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that
(A) shares are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Optionholder as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

  (v) in any other form of legal consideration that may be acceptable to the Board.

 (d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

  (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder's request.

   (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Option as a result of such transfer.

  (iii)   Beneficiary   Designation.  Notwithstanding   the
foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

 (e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

 (f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company as to Options that are not Incentive Stock Options, in the event that an Optionholder's Continuous Service terminates (other than upon the Optionholder's death, Disability or for Misconduct), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

 (g) Extension of Termination Date. An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous
Service  (other  than  upon  the  Optionholder's  death   or
Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

 (h) Disability of Optionholder. If an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve
(12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

 (i) Death of Optionholder. If (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option is set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

 (j)   Misconduct  of  Optionholder.  If  an  Optionholder's
Continuous Service terminates for Misconduct, then all outstanding option held by the Optionholder shall terminate immediately and cease to be outstanding.

 (k) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

 (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless :he Board otherwise specifically provides in the Option.

6. Stock Issuance Program.

 (a) Stock Issuance Terms. Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

  (i) The purchase price per share shall be fixed by the Board; provided, however, that in the case of a stock issuances intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the purchase price per share shall be no less than 100% of the Fair Market Value per share on the issuance date.

  (ii)  Shares of Common Stock may be issued under the Stock
Issuance Program for any of the items of consideration described in paragraph (c) of Section 5 above.

 (b)  Vesting Provisions

  (i) Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Board, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program may include the Service period to be completed by the Participant or the performance objectives to be attained; the number of installments in which the shares are to vest; the interval or intervals (if any) which are to lapse between installments, and the effect which death, Disability or other event designated by the Board is to have upon the vesting schedule, shall be determined by the Board and incorporated into the Stock Issuance Agreement.

  (ii) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Board shall deem appropriate.

  (iii) The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

  (iv) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Company shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

  (v) The Board may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

 (c)  Corporate Transactions/Change in Control.

  (i) All of the Company's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

  (ii) The Board shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Company's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

  (iii) The Board shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Company's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason or an Involuntary Termination within twelve (12) months following the effective date of any Change in Control.

 (d) Share Escrow/Legends. Unvested shares may, in the Board's discretion, be held in escrow by the Company until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

7. Covenants of the Company.

 (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Options or share issuances.

 (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options, issue and sell shares of Common Stock upon exercise of the Options and issuance shares pursuant to the
Stock  Issuance  Program;  provided,  however,  that   this
undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option or otherwise. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options or share issuance(s) unless and until such authority is obtained.

 (c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Option or intended recipient of shares of Common Stock to advise such person as to the time or manner of exercising such Option or acquiring such shares. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or right to acquire shares or a possible period in which the Option may not be exercised or shares acquired. The Company has no duty or obligation to minimize the tax consequences of an Option or right to acquire shares of Common Stock.

8. Miscellaneous.

 (a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Options or the Stock Issuance Program shall constitute general funds of the Company.

 (b) Corporate Action Constituting Grant of Options or Issuance of Shares. Corporate action constituting a grant by the Company of an Option to any Optionholder or issuance of shares of Common Stock to any recipient shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, letter or other document evidencing the Option or issuance is communicated to, or actually received or accepted by, the Optionholder or intended recipient.

 (c) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Optionholder has exercised the Option pursuant to its terms and the Optionholder shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

 (d) No Employment or Other Service Rights. Nothing in the Plan, any Option Agreement, Stock Issuance Agreement or other instrument executed thereunder or in connection with any Option granted or shares issued pursuant to the Plan shall confer upon any Optionholder or intended recipient any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shares issued or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or
(iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

 (e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

 (f) Investment Assurances. The Company may require an Optionholder or intended recipient of shares of Common Stock, as a condition of exercising or acquiring Common Stock under any Option or Stock Issuance Agreement, (i) to give written assurances satisfactory to the Company as to the Optionholder's or intended recipient's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to
the  Company  who  is  knowledgeable  and  experienced   in
financial and business matters and that he or she is capable
of   evaluating,  alone  or  together  with  the  purchaser
representative, the merits and risks of exercising the Option or acquiring the shares of Common Stock ; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder or recipient is acquiring Common Stock subject to the Option or Stock Issuance Agreement for the Optionholder's or recipient's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Option or Stock
Issuance  Agreement  has  been  registered  under  a   then
currently   effective  registration  statement  under   the
Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

 (g) Withholding Obligations. Unless prohibited by the terms of an Option Agreement or Stock Issuance Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Option or share issuance by any (or any combination) of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder or intended stockholder by the Company): (i) causing the Optionholder or intended recipient to tender a cash payment;
(ii) withholding shares of Common Stock from the shares  of
Common   Stock   issued  or  otherwise  issuable   to   the
Optionholder or intended recipient in connection with the Option or share issuance; or (iii) any other method set forth in the Option Agreement or Stock Issuance Agreement.

 (h)   Electronic  Delivery.  Any  reference  herein  to   a
"written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

 (i) Compliance with 409A. To the extent that the Board determines that any Option granted or shares issued under the Plan is or are subject to Section 409A of the Code, the Option
Agreement  evidencing  such  Option  or  applicable   Stock
Issuance   Agreement  shall  incorporate  the   terms   and
conditions required by Section 409A of the Code. To the extent applicable, the Plan, Option Agreements and Stock Issuance Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the  Board determines that any Option or share issuance  is
or may be subject to Section 409A of the Code, the Board may adopt such amendments to the Plan and the applicable Option Agreement and/or Stock Issuance Agreement, adopt other policies and procedures (including amendments, policies and procedure with retroactive effect) or take any other action(s), that the Board determines are necessary or appropriate to (1) exempt the Option or share issuance from
Section 409A  of  the  Code  and/or  preserve  the  intended   tax
treatment  of  the benefits provided with  respect  to  the
Option   or   share  issuance  or  (2)  comply   with   the
requirements of Section 409A of the Code.

9. Capitalization Adjustments; Other Corporate Events.

 (a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Options or share issuances. The Board shall make such adjustments and all its determinations related to such adjustments shall be final, binding and conclusive.

 (b) Dissolution or Liquidation. Except as otherwise provided in the Option Agreement or the Stock Issuance Agreement, if the Company dissolves or liquidates, all outstanding Options or rights to acquire shares of Common Stock shall terminate immediately prior to the consummation of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Common Stock is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all outstanding Options or rights to acquire shares of Common Stock to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Options or rights have not previously expired or terminated) before the dissolution or liquidation is consummated, but contingent on such consummation.

 (c) Corporate Transaction. The following provisions shall apply to Options and rights to acquire shares of Common
Stock in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Option, the Stock Issuance Agreement or any other written agreement between the Company or any Affiliate and the holder of the Option or right or unless otherwise expressly provided by the Board at the time of grant of an Option or issuance of shares.

  (i) Options or Rights May Be Assumed. Except as otherwise stated in the Option Agreement or Stock Issuance Agreement, in the event of a Corporate Transaction, any surviving or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Options or rights to acquire shares of Common Stock outstanding under the Plan or may substitute similar stock awards for Options outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Options or rights to acquire shares of Common Stock may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Option, right to acquire shares of Common Stock or substitute a similar stock award or only a portion of an Option or right. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

  (ii) Options or Rights Held by Current Optionholders or Intended Recipients. Except as otherwise stated in the Option Agreement or Stock Issuance Agreement, in the event of a Corporate Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding Options or rights or substitute similar stock awards for such outstanding Options or rights, then with respect to outstanding Options or rights to acquire shares of Common Stock that have not been assumed, continued or substituted and that are held by Optionholders or intended recipients whose Continuous Service is not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Optionholders"), the vesting of such Options or rights (and, if applicable, the time at which such Options or rights may be exercised) shall (contingent upon the consummation of the Corporate Transaction) be accelerated in full to such date and time prior to the date and time of consummation of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the consummation date of the Corporate Transaction), and such Options or rights shall terminate if not exercised (if applicable) at or prior to the consummation time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Options or rights shall lapse (contingent upon the consummation of the Corporate Transaction).

  (iii) Options or Rights Held by Persons other than Current Optionholders or stockholders. Except as otherwise stated in the Option Agreement or Stock Issuance Agreement, in the event of a Corporate Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding Options or rights or substitute similar stock awards for such outstanding options or rights, then with respect to Options or rights to acquire shares of Common Stock that have not been assumed, continued or substituted and that are held by persons other than Current Optionholders or stockholders, the vesting of such Options or rights (and, if applicable, the time at which such Option or right may be exercised) shall not be accelerated and such Options or rights shall terminate if not exercised (if applicable) prior to the consummation time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Options or rights shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

  (iv) Payment for Options in Lieu of Exercise. Notwithstanding the foregoing, if an Option or right will terminate if not exercised prior to the consummation of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Option or right may not exercise such Option or right but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Option or right would have received upon the exercise of the Option or right, over (B) any exercise price payable by such holder in connection with such exercise.

 (d) Change in Control. An Option or right to acquire shares of Common Stock may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable
Option Agreement, Stock Issuance Agreement or as may be provided in any other written agreement between the Company or any Affiliate and the Optionholder or intended recipient, but in the absence of such provision, no such acceleration shall occur.

10. Termination or Suspension of the Plan.

 (a) Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options or rights may be granted under the Plan while the Plan is suspended or after it is terminated.

 (b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Option granted or shares issued while the Plan is in effect except with the written consent of the affected Optionholder or recipient.

11. Effective Date of Plan.

 This Plan shall become effective on the Effective Date.

12. Choice of Law.

 The   law  of  the  State  of  Delaware  shall  govern  all
questions   concerning   the  construction,   validity   and
interpretation of this Plan, without regard to its conflict of laws rules.

13. Definitions. As used in the Plan, any Option Agreement or Stock Issuance Agreement, unless otherwise specified, the following terms shall have the meanings set forth below:

 (a) "Affiliate" means, at the time of determination, any "parent" or "subsidiary" as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

 (b)  "Board" means the Board of Directors of the Company.

 (c) "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Option or right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.

 (d) Change in Control shall mean a change in ownership or control of the Company effected through either of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept, or (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either
(A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

 (e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations and other guidance thereunder.

 (f)   "Committee"  means a committee of  one  (1)  or  more
Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

 (g)  "Common Stock" means the common stock of the Company.

 (h)   "Company"  means Dynasil Corporation  of  America,  a
Delaware corporation.

 (i) "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

 (j) "Continuous Service" means that the Optionholder's or intended recipient's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Optionholder or intended recipient renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder or recipient renders such service, provided that there is no interruption or termination of the Optionholder's or recipient's service with the Company or an Affiliate, shall not terminate an Optionholder's or recipient's Continuous Service. For example, a change in status from an employee of the Company to a Consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option or right to acquire shares of Common Stock only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Optionholder or intended recipient, or as otherwise required by law.

 (k) "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries; (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company; (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

 (l)  "Covered Employee" shall have the meaning provided  in
Section 162(m)(3) of the Code and the regulations promulgated thereunder.

 (m)  "Director" means a member of the Board.

 (n)  "Disability" means, with respect to an Optionholder or
Participant,   the   inability  of  such   Optionholder   or
Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

 (o) "Effective Date" means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2010, provided this Plan is approved by the Company's stockholders at such meeting.

 (p) "Employee" means any person employed by the Company, an Affiliate or a Subsidiary. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

 (q) "Entity" means a corporation, partnership, limited liability company or other entity.

 (r)   "Exchange Act" means the Securities Exchange  Act  of
1934, as amended.

 (s) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows: (i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market, the NASDAQ Small Cap Market or the over-the-counter market (including the "Bulletin Board"), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as reported on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing sale price on the last preceding date for which such information exists or (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

 (t) "Incentive Stock Option" means an Option that is intended to be, and qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

 (u) "Involuntary Termination" means the termination of the Service of any individual which occurs by reason of: such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or such individual's voluntary resignation following: (i) a change in his or her position with the Company which materially reduces his or her level of responsibility; (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%); or (iii) a relocation or such individuals place of employment by more than fifty (50) miles, provided and only such change, reduction or relocation is effected by the Company without the individual's consent.

 (v) "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by an Optionholder, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Affiliate), any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner or the commission by an Optionholder of any act or omission that is deemed to be "cause" for dismissal or termination of the Employment of any Optionholder who is an Employee under any employment or similar agreement between the Company (or any Affiliate) and the Optionholder or any policy, procedure or standard applicable generally to Employees of the Company (or any Affiliate).

 (w) "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would
not   be  required  under  Item  404(a)  of  Regulation  S-K
promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of
Regulation   S-K,  and  is  not  engaged   in   a   business
relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

 (x) "Nonstatutory Stock Option" means any Option that does not qualify as an Incentive Stock Option.

 (y) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

 (z)   "Option"  means  an  Incentive  Stock  Option  or   a
Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

 (aa) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

 (bb)  "Optionholder" means a person to whom  an  Option  is granted  pursuant  to  the Plan or, if permitted  under  the
terms  of  this  Plan,  such  other  person  who  holds   an
outstanding Option.

 (cc) "Outside Director" means a Director who either (i)  is not  a  current  employee of the Company or  an  "affiliated corporation"  (within  the meaning of  Treasury  Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who
receives   compensation  for  prior  services  (other   than
benefits  under a tax-qualified retirement plan) during  the taxable year, has not been an officer of the Company  or  an
"affiliated  corporation," and does not receive remuneration from  the  Company  or  an "affiliated corporation,"  either directly  or  indirectly, in any capacity other  than  as  a
Director   or  (ii)  is  otherwise  considered  an  "outside
director" for purposes of Section 162(m)of the Code.

 (dd) "Participant" means any person who is issued shares of Common Stock under the Stock Issuance Program.

 (ee)  "Plan"  means this Dynasil Company  of  America  2010
Stock Incentive Plan.

 (ff)  "Rule 16b-3" means Rule 16b-3 promulgated  under  the
Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

 (gg) "Securities Act" means the Securities Act of 1933, as amended.

 (hh) "Service" means the provision of services to the Company (or any Affiliate) by a person in the capacity of an Employee, a Non-Employee Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

 (ii) "Stock Issuance Agreement" means the agreement entered into by the Company and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance
Program.

 (jj) "Subsidiary" means, with respect to the Company: (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company; (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%); or (iii) any other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

 (kk) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.